Exhibit 99.2

Independent Auditors’ Report

To the Board of Directors

Implant Sciences Corporation:

Wakefield, Massachusetts

We have audited the accompanying consolidated balance sheets of Core Systems, Inc., (the “Company”), as of November 30, 2003 and September 30, 2004, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the twelve and ten month periods ended November 30, 2003 and September 30, 2004 respectively.  The consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Core Systems, Inc. as of November 30, 2003 and September 30, 2004 and the results of their operations and their cash flows for the twelve and ten month periods then ended, respectively, in conformity with accounting principles generally accepted in the United States of America.

/s/ Nation Smith Hermes Diamond

San Diego, California

December 23, 2004

Core Systems, Incorporated

Consolidated Balance Sheets

	November 30, 2003	September 30, 2004
Assets
Current assets:
Cash and cash equivalents	$66,000	$27,000
Accounts receivable, net of allowance for doubtful accounts of $36,000 and $90,000 respectively	568,000	524,000
Inventories	100,000	20,000
Prepaid expenses and other current assets	14,000	8,000
Total current assets	748,000	579,000

Property plant and equipment, net	1,526,000	1,270,000
Amortizable intangible asset, net	30,000	—
Other non-current assets	25,000	26,000

Total assets	$2,329,000	$1,875,000

Liabilities and Stockholders’ Deficit
Current liabilities:
Borrowings under line of credit	$—	$366,000
Current maturities of long-term debt	1,073,000	1,799,000
Current maturities of obligations under capital lease	94,000	47,000
Accounts payable	983,000	968,000
Accrued expenses	644,000	732,000
Total current liabilities	2,794,000	3,912,000

Long-term liabilities:
Long-term debt, net of current maturites	921,000	65,000
Obligations under capital leases, net of current maturities	21,000	4,000
Total long-term liabilities	942,000	69,000

Preferred stock, 2,000,000 shares authorized	900,000	900,000
Series A convertible preferred stock, 67,000 shares authorized and 67,000 issued and outstanding in 2003 and 2004; aggregate liquidation preference of $400,000.	400,000	400,000
Series B convertible preferred stock, 70,000 shares authorized and 59,000 shares issued and outstanding in 2003 and 2004; aggregate liquidation preference of $500,000.	500,000	500,000
Common stock, no par value	23,000	23,000
3,000,000 shares authorized, 465,000 shares issued and outstanding
Additional paid-in capital	67,000	494,000
Deferred compensation	—	(45,000)
Accumulated deficit	(2,397,000)	(3,478,000)
Total stockholders’ deficit	(1,407,000)	(2,106,000)

Total liabilities and stockholders’deficit	$2,329,000	$1,875,000

The accompanying notes are an integral part of these consolidated financial statements.

Core Systems, Inc.

Consolidated Statements of Operations

	12 Month Period Ended November 30, 2003	10 Month Period Ended September 30, 2004

Revenue	$4,360,000	$3,763,000
Cost of goods sold	3,814,000	3,160,000
Gross margin	546,000	603,000

Research and development	310,000	84,000
Selling and administrative expenses	1,017,000	1,340,000
Total operating expenses	1,327,000	1,424,000

Loss from operations	(781,000)	(821,000)

Interest expense	237,000	230,000

Net loss before taxes	(1,018,000)	(1,051,000)

Net loss	$(1,018,000)	$(1,051,000)

The accompanying notes are an integral part of these consolidated financial statements.

Core Systems, Inc.

Consolidated Statementsof Stockholders’ Deficit

	Common Stock		Class A Preferred Stock		Class B Preferred Stock		Additional Paid in	Deferred	Dividends on	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Preferred Stock	Deficit	Total Equity

November 30, 2002	465,000	$23,000	67,000	$400,000	59,000	$500,000	$40,000	$—	$(24,000)	$(1,319,000)	$(380,000)

Dividends on preferred shares									(36,000)		(36,000)
Discount on convertible debt	—		—		—		27,000	—			27,000
Net loss										(1,018,000)	(1,018,000)
November 30, 2003	465,000	23,000	67,000	400,000	59,000	500,000	67,000	—	(60,000)	(2,337,000)	(1,407,000)

Dividends on preferred shares									(30,000)		(30,000)
Stock-based compensation							368,000				368,000
Options issued to consultant							48,000	(45,000)			3,000
Discount on convertible debt							11,000				11,000
Net loss										(1,051,000)	(1,051,000)
September 30, 2004	465,000	$23,000	67,000	$400,000	59,000	$500,000	$494,000	$(45,000)	$(90,000)	$(3,388,000)	(2,106,000)

The accompanying notes are an integral part of these consolidated financial statements.

CORE SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For Twelve Month Period Ended November 30, 2003	For Ten Month Period Ended September 30, 2004
Cash flows from operating activities:
Net loss	$(1,018,000)	$(1,051,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	389,000	348,000
Stock-based compensation expense	27,000	323,000
Bad debt expense	—	54,000
Changes in operating assets and liabilities:
Accounts receivable	144,000	(10,000)
Inventories	(100,000)	80,000
Prepaid expenses and other current assets	68,000	7,000
Accounts payable	325,000	(15,000)
Accrued expenses	(7,000)	88,000
Net cash used in operating activities	(172,000)	(176,000)

Cash flows from investing activities:
Purchase of property and equipment	(93,000)	(63,000)
Decrease in other non-current assets	16,000	—
Net cash used in investing activities	(77,000)	(63,000)

Cash flows from financing activities:
Borrowings (repayment) on line of credit	(408,000)	366,000
Proceeds from common stock		59,000
Proceeds from (repayments of) long-term debt and capital lease obligations	627,000	(195,000)
Payments of preferred stock dividends	(36,000)	(30,000)
Net cash provided by financing activities	183,000	200,000

Net decrease in cash and cash equivalents	(66,000)	(39,000)
Cash and cash equivalents, beginning	132,000	66,000
Cash and cash equivalents, ending	$66,000	$27,000

Supplemental Disclosures of Cash Flow Information:

	2003	2004
Cash paid during the year for:
Interest	$110,000	$7,000

The accompanying notes are an integral part of these consolidated financial statements.

1.              Description of Business

Core Systems, Inc. (the “Company”), a California corporation formed in 1990, provides ion implantation, disk refurbishment and implant equipment upgrades to companies in the semiconductor industry.  KryCore, Inc. a California corporation wholly-owned by Core Systems, was formed in November 2001, and manufactures ion source reconditioning systems to companies in the semiconductor industry.  While the Company strives to offer quality services and quick turnaround, it is subject to a number of risks similar to other technology-based companies, including risks related to: (a) its dependence on key individuals; and (b) competition from substitute products and larger companies.

For the year ended November 30, 2003 and the ten month period ended September 30, 2004, the Company reported a net loss of $1,018,000 and $1,051,000 and used $172,000 and $176,000 in cash and cash equivalents from operations, respectively.  As of November 30, 2003 and September 30, 2004, the Company had an accumulated deficit of approximately $2,397,000 and $3,478,000, respectively.  Management continually evaluates plans to reduce its operating expenses and increase its cash flow from operations.  Failure of the Company to achieve its projections will require the Company to seek additional financing.  There can be no guarantee that financing will be available at commercially favorable terms.  The Company was acquired on October 15, 2004.  See Note 12.

2.              Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers any securities with maturities of 90 days or less at the time of investment to be cash equivalents.

Financial Instruments

The estimated fair values of the Company’s financial instruments, which at November 30, 2003 and September 30, 2004 include cash equivalents, accounts receivable, accounts payable, long-term debt, convertible debt and Series A and Series B Preferred Stock, approximates their carrying values due to their short-term nature or market variable rates of interest.

Inventories

Inventories consist of raw materials and are stated at the lower of cost (first in, first out) or market.

Property and Equipment and Capital Leases

Equipment and leasehold improvements are stated at cost.  Equipment is depreciated using the straight-line method over the estimated useful lives of the assets, ranging from five to twenty years.  Capitalized leases and leasehold improvements are amortized based upon the lesser of the term of the lease or the useful life of the asset and such expense is included in depreciation expense.  Expenditures for repairs and maintenance are charged to expense as incurred.

Estimated Lives
Machinery and equipment	5 - 20 years
Computers and software	3 - 5 years
Leasehold improvements and equipment under	Lesser of the remaining life of the
capital leases	lease or the useful life of the equipment or improvement

Furniture and fixtures	3 - 7 years
Motor vehicles	7 years

Warranty Costs

The Company accrues warranty costs in the period the related revenue is recognized.  Warranty costs and related accruals are not material to operating results.  There were no warranty costs in 2003 or 2004.

Intangible Asset

The intangible asset is being amortized over five years using the straight-line method.

Income Taxes

The liability method is used to account for income taxes.  Deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities as well as net operating loss and tax credit carry forwards and are measured using the enacted tax rates and laws that will be in effect when the differences reverse.  Deferred tax assets may be reduced by a valuation allowance to reflect the uncertainty associated with their ultimate realization.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable.

The Company believes that the carrying value of its long-lived assets is fully realizable at September 30, 2004.

Concentration of Credit Risk and Major Customers

The Company grants credit to its customers, primarily large corporations in the semiconductor industry.  The Company performs periodic credit evaluations of customer financial conditions and generally does not require collateral.  Receivables are generally due within thirty days.  Credit losses have historically been minimal, which is consistent with management’s expectations.  Reserves are provided for estimated amounts of accounts receivable which may not be collected.  Financial instruments that potentially subject the Company to concentration of credit risk consist of trade receivables.

The Company has two major customers with revenues in excess of 10% of the Company’s total revenues either for the year ended November 30, 2003 or the ten month period ended September 30, 2004, that accounted for the following annual revenue:

	November 30, 2003	September 30, 2004

Company A	$1,256,000	$253,000
Company B	286,000	763,000

At November 30, 2003 and September 30, 2004, these customers accounted for the following amounts of accounts receivable:

	November 30, 2003	September 30, 2004

Company A	$103,000	$79,000
Company B	76,000	109,000

Employee Stock-Based Compensation

The Company accounts for its employee stock based compensation arrangements under the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” rather than the alternative fair value accounting method provided for under SFAS No. 123, “Accounting for Stock-Based Compensation.”

The Company has elected to use the disclosure-only provisions of SFAS No. 123 and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.”  Had compensation expense for stock option grants to employees been determined based on the fair value method at the grant dates for awards under the stock option plans consistent with the method prescribed by SFAS No. 123, the Company’s net loss would have increased to the pro forma amounts indicated as follows:

	12 Month Period Ended November 30, 2003	10 Month Period Ended September 30, 2004

Net loss applicable to common shareholders, as reported	$(1,018,000)	$(1,051,000)

Deduct: Total stock-based employee compensation expense determined under fair value method for all awards	(35,000)	(51,000)

Pro forma net loss	$(1,053,000)	$(1,102,000)

The Company has computed the pro forma disclosures for stock options granted to employees using the Black-Scholes option pricing model prescribed by SFAS No. 123.  In addition, deferred compensation has been recorded relating to the repricing of stock options and stock options issued below fair market value.  The assumptions used during each of the twelve and ten month periods ended November 30, 2003 and September 30, 2004, were as follows:

	November 30, 2003	September 30, 2004
Risk free interest rate	1% - 3%	1% - 3%
Expected dividend yield	0%	0%
Expected lives (years)	10 years	10 years
Expected volatility	1 – 2%	1 – 2%
Weighted-average fair value of options granted during the period.	$1.55	$1.25

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence of an arrangement with the customer which states a fixed or determinable price and terms, delivery of the product has occurred or the service performed in accordance with the terms of the sale, and collectibility of the sale is reasonably assured.  The Company provides for estimated returns.

Research and Development Costs

All costs of research and development activities are expensed as incurred.  The Company performs research and development for itself.

Principles of Consolidation

The consolidated financial statements include Core Systems, Inc. and its wholly owned subsidiary, Kry Core, Inc., Inter-company balances and transactions have been eliminated in consolidation.

Recent Accounting Pronouncements

In December 2003, the Securities and Exchange Commission (“SEC”) published Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.”  SAB No. 104 was effective upon issuance.  The adoption of SAB No. 104 did not have a material effect on the Company’s financial position, results of operations, or cash flows.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Some of the more significant estimates include allowance for doubtful accounts, and inventory valuation.  Management’s estimates are based on the facts and circumstances available at the time estimates are made, past historical experience, risk of loss, general economic conditions and trends and management’s assessments of the probable future outcome of these matters.  Consequently, actual results could differ from such estimates.

3.              Property and Equipment

Property and equipment at November 30, 2003 and September 30, 2004 consists of the following:

	November 30, 2003	September 30, 2004

Machinery and equipment	$2,239,000	$2,291,000
Computers and software	6,000	16,000
Leasehold improvements	115,000	115,000
Furniture and fixtures	32,000	32,000
	2,392,000	2,454,000
Less: Accumulated depreciation	(866,000)	(1,184,000)

	$1,526,000	$1,270,000

The Company recorded depreciation expense of approximately $349,000 and $318,000 for the periods ended November 30, 2003 and September 30, 2004, respectively.

4.              Accrued Expenses

Accrued expenses at November 30, 2003 and September 30, 2004 consist of the following:

	November 30, 2003	September 30, 2004

Accrued interest and dividends	$182,000	$336,000
Technology transfer	184,000	184,000
Accrued compensation and benefits	108,000	112,000
Other	36,000	77,000
Lease liability	134,000	23,000

	$644,000	$732,000

5.              Related Party Transactions

SFAS No. 57, “Related Party Disclosures,” specifies the nature of information that should be disclosed in financial statements regarding related party transactions.

The Company entered into a certain Promissory Note with Don Lindsey, and certain Convertible Promissory Notes with Teknet Inc., and Zephyr Technologies.  Don Lindsey is the president and principal shareholder of the Company.  Teknet and Zephyr Technologies are corporations wholly owned by Don Lindsey.  Amounts due to Don Lindsey, Teknet and Zephyr under these notes are approximately $447,000 and $449,000  and accounts payable of $0 and $6,000 relating to travel expenses on November 30, 2003 and September 30, 2004, respectively.  See Note 10.

The Company entered into a Promissory Note with Steve Lindsey.  Steve Lindsey is an employee and Secretary of the Company and the brother of Don Lindsey, president and principal shareholder of the Company.  Amount due under the note to Steve Lindsey is $12,000 and accounts payable of $1,000 for miscellaneous office expenses as of September 30, 2004.  See Note 10.

The Company entered into a Convertible Note with Walter Wriggins.  Walter Wriggins is an employee of the Company.  The amount due to Walter Wriggins under the note is $132,000 and accounts payable of $9,000 and $10,000 for travel expenses on November 30, 2003 and September 30, 2004, respectively.  See Note 10.

The Company entered into certain Convertible Notes with Roland Lampert and Sunnyvale Industrial, Inc.  Mr. Lampert is the owner of Sunnyvale Industrial and Sunnyvale Industrial is the landlord of the Company’s principal place of business.  Amounts due to Mr. Lampert and Sunnyvale Industrial are approximately $561,000 and $861,000 on November 30, 2003 and September 30, 2004, respectively.  Unpaid rent due to Sunnyvale Industrial is $156,000 and $465,000 at November 30, 2003 and September 30, 2004, respectively.  See Note 10.

The Company entered into a Promisory Note in the amount of $60,000 and a Convertible Note in the amount of $50,000 with the Pauly Family Trust.  Both notes are outstanding as of November 30, 2003 and September 30, 2004.  Sandra Pauly is on the board of directors of the company.  See Note 10.

6.              Commitments and Contingencies

Capital and Operating Leases

The Company has an operating lease for its manufacturing, research and office space which expires on November 30, 2004.  The Company is negotiating with its landlord to extend the lease.  Under the terms of the lease, the Company is responsible for its proportionate share of real estate taxes and operating expenses relating to this facility.  Total rental expense, including maintenance and real estate tax expenses, for the twelve month period ended November 30, 2003 and the ten month period ending September 30, 2004 was $694,000 and $431,000, respectively.

Included in property and equipment at November 30, 2003 and September 30, 2004 is equipment recorded under capital leases with a net book value of $139,000 and $165,000, respectively.  Depreciation expense for property and equipment under capital lease was $43,000 and $36,000 for the twelve and ten month periods ended November 30, 2003 and September 30, 2004, respectively.  (See Note 10).

Future minimum rental payments required under capital leases and operating leases with noncancelable terms in excess of one year at September 30, 2004, together with the present value of net minimum lease payments are as follows:

	Capital Lease	Operating Lease

Twelve month periods ending September 30:
2005	$48,000	$82,000
2006	5,000	3,000
2007	—	1,000
2008	—	—
2009	—	—
Net minimum lease payments	53,000	$86,000

Less Amount representing interest	(2,000)
Present value of net minimum lease payments	51,000

Less: current portion	47,000

Long term portion	$4,000

(b)  Other

From time to time, the Company is subject to various claims, legal proceedings and investigations covering a wide range of matters that arise in the ordinary course of its business activities.  Each of these matters is subject to various uncertainties.  On the basis of information presently available, the Company is not currently aware of any legal proceedings or claims that the Company believes are likely to have a material effect on the Company’s consolidated financial position or consolidated results of operations.

7.              Income Taxes

A reconciliation of the federal statutory rate to the Company’s effective tax rate for the years ended November 30, 2003 and for the ten month period ended September 30, 2004, is as follows:

	2003	2004
Income tax provision (benefit) at federal statutory rate	(34.0)%	(34.0)%
Increase (decrease) in tax resulting from
State tax provision, net of federal benefit	(3.0)%	(3.0)%
Non-deductible expenses	1.0%	.7%
Credits and other, net	(0.0)%	(0.0)%
Change in valuation allowance	36.0%	36.3%
Effective income tax rate	—%	—%

Significant components of the Company’s net deferred tax asset as of September 30, 2004, are as follows:

Deferred Tax Components

Deferred tax assets:
Net operating loss and tax credit carryforwards	$1,221,000
Accrued expenses and reserves	72,000
Depreciation	(112,000)
Total deferred tax assets	1,181,000
Valuation allowance	(1,181,000)
Net deferred tax asset	$—

A valuation allowance has been established for the Company’s net deferred tax assets as their use is dependent on the generation of sufficient future taxable income, which cannot be predicted at this time.

At September 30, 2004, the Company has the following unused net operating loss and tax credit carryforwards available to offset federal and state taxable income, both of which expire at various times through 2024.

	Net Operating Loss	Research & Development Credits

Federal	$3,025,000	$39,000

State	$1,725,000	$82,000

The Company’s net operating loss carryforwards are subject to review and possible adjustment by the Internal Revenue Service and the State of California and are subject to certain annual limitations as a result of to the acquisition of the Company by Implant.

8.              Stockholders’ Equity

(a)  Option Activity

In May 1999, the Company adopted the 1999 Stock Option Plan (the “Plan”).  The Plan provides for the grant of incentive stock options and nonqualified stock options to employees and directors.  The exercise price of the options equals 100% of the fair market value on the date of the grant.  Options expire ten years from the date of the option grant and vest ratably over a four-year period commencing with the second year.  A total of 305,000 options were reserved for issuance under the Plan.  As of September 30, 2004, there are no options available for issuance under the Plan.

In June 2004, the Company’s Board of Directors approved the repricing of all outstanding options to $1.25 per share.  The Company recorded deferred compensation related to the difference between the fair market value and the exercise price of the options.  These amounts will be expensed over the related vesting period.

The following table presents the activity of the 1999 Stock Option Plans for the twelve and ten month periods ended November 30, 2003 and September 30, 2004:

	November 30, 2003		September 30, 2004
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding at beginning of period	140,000	$1.78	200,000	$1.75

Granted	60,000	1.55	100,000	1.25
Exercised	—	—	—	—
Canceled	—	—	(10,000)	1.55

Outstanding at end of period	200,000	$1.75	290,000	$1.25

Options exercisable at end of period	125,000	$1.74	145,000	$1.25

Weighted-average fair value of options granted during the period		$1.55		$1.25

The following table presents weighted average price and life information about significant options groups outstanding at September 30, 2004:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$1.25	290,000	9.62	$1.25	145,000	$1.25
	290,000	9.62	$1.25	145,000	$1.25

In October, 2004, all outstanding options were exercised in full.  See Subsequent Event Note 11.

(b)         Convertible Debt (See Note 11)

In October 2002, the Company issued convertible debt to purchase 58,000 shares of common stock at an exercise price of $4.00.  This debt is payable in full in 24 months.  The notes were issued at an interest rate of 10%.  The Company carries the notes on its books net of a $13,000 discount to reflect what it believes is the fair market rate of interest.    This discount is being amortized to interest expense over the life of the loan.   The Company has recorded approximately $7,000 and $6,000 of the discount as interest expense during the periods ended November 30, 3003 and September 30, 2004, respectively.

In November 2002, the Company issued convertible debt to purchase 114,375 shares of common stock at an exercise price of $4.00.  This debt is payable in full in 24 months.  The notes were issued at an interest rate of 10%.  The Company carries the notes on its books net of a $ 26,000 discount to reflect what it believes is the fair market rate of interest.  This discount is being amortized to interest expense over the life of the loan.   The Company has recorded approximately $13,000 and $11,000 of the discount as interest expense during the periods ended November 30, 3003 and September 30, 2004, respectively.

In June 2003, the Company issued convertible debt to purchase 25,000 shares of common stock at an exercise price of $4.00.  This debt is payable in full in 24 months.  The note was issued at an interest rate of 10%.  The Company carries the note on its books net of a $6,000 discount to reflect what it believes is the fair market rate of interest.  This discount is being amortized to interest expense over the life of the loan. The Company has recorded approximately $1,000 and $3,000 of the discount as interest expense during the periods ended November 30, 3003 and September 30, 2004, respectively.

In August 2003, the Company issued convertible debt to purchase 88,429 shares of common stock at an exercise price of $4.00.  This debt is payable in full in 24 months.  The note was issued at an interest rate of 10%.  The Company carries the note on its books net of a $ 21,000 discount to reflect what it believes is the fair market rate of interest.  This discount is being amortized to interest over the life of the loan.   The Company has recorded approximately $3,000 and $9,000 of the discount as interest expense during the periods ended November 30, 3003 and September 30, 2004, respectively.

In October 2003, the Company issued convertible debt to purchase 47,406 shares of common stock at an exercise price of $4.00.  This debt is payable in full in 12 months.  The note was issued at an interest rate of 10%. The Company has recorded approximately $4,000 of the discount as interest expense during the period ending September 30, 2004.

In January 2004, the Company issued convertible debt to purchase 109,489 shares of common stock at an exercise price of $2.74.  This debt is payable in full in 24 months.  The notes were issued at an interest rate of 10%.  The Company carries the notes on its books net of a $11,000 discount to reflect what it believes is the fair market rate of interest.  This discount is being amortized to interest expense over the life of the loan.   The Company has recorded approximately $4,000 of the discount as interest expense during the period ending September 30, 2004.

The Company estimated the fair value of the convertible debt issued using the Black-Scholes option-pricing model. The Company estimated the fair value of the warrants using the following input assumptions:

	November 30, 2003	September 30, 2004
Risk free interest rate	1% - 3%	1% - 3%
Expected dividend yield	0%	0%
Expected lives (years)	2 years	2 years
Expected volatility	1% – 2%	1% – 2%

The following table presents the weighted average exercise price of warrants outstanding at September 30, 2004:

Warrants Outstanding and Exercisable

Range of Exercise Prices	Number of Warrant Shares	Weighted Average Exercise Price

$4.00	333,210	$4.00

$2.74	109,489	$2.74

In October 2004, the majority of convertible debt was converted into common stock.  See Subsequent Event Note 11.

The Company issued 67,000 shares of Series A Preferred Stock on January 19, 2002 for an aggregate purchase price of $400,000.  The Company issued 59,000 shares of Series B Preferred Stock on May 31, 2002 for an aggregate purchase price of $500,000.  The preferred shares are entitled to a dividend, have certain conversion rights and a liquidation preference.
See Note 11.

9.              401k Plan

The Company has a 401(k) Profit Sharing Plan (the “Plan”) in which employees who have met certain service and eligibility requirements may participate.  Each eligible employee may elect to contribute to the Plan, and the Company may make discretionary matching contributions.  No contributions were made during the twelve and ten month periods ended November 30, 2003 or September 30, 2004.

10.       Long-term Debt

Capital Leases

The Company purchases various pieces of equipment financed under long-term capital leases. On February 27, 2002 the Company entered into a long-term capital lease with GE Capital for the purchase of various pieces of capital equipment.  The lease calls for monthly payments of $5,716 for a period of 36 months ending February 2005.  The lease carries an annual effective interest rate of 22%.  Principal amounts outstanding under the lease are $71,000 and $22,000 on November 30, 2003 and September 30, 2004, respectively.

On March 28, 2002 the Company entered into a long–term capital lease with Balboa Capital for the purchase of various pieces of capital equipment.  The lease calls for monthly payments of $2,102 for a period of 48 months ending March 2006.  The lease carries an annual effective interest rate of 19%.  Principal amounts outstanding under the lease are $44,000 and $29,000 on November 30, 2003 and September 30, 2004, respectively.

Convertible Promissory Notes

On October 1, 2003 the Company entered into a Convertible Promissory Note with Dick Lee Corp., the Company’s former landlord, in the amount of approximately $190,000. The note represents past due rent on the Company’s principal place of business under the former lease.  The note carries annual interest of 10% and is payable when declared due by the holder after of a period of not less than twelve months.  The note and unpaid interest is convertible, at the option of the holder, into shares of Company common stock at a conversion price of $4.00 per share subject to certain antidilution adjustments. The note is secured by certain stock warrants of the Company and guaranteed by Don Lindsey, the president and principal shareholder of the Company.  The principal amount outstanding is approximately $183,000 and $149,000 on November 30, 2003 and September 30, 2004 respectively.

The Company entered into a series of Convertible Promissory Notes with Zephyr Technologies. Zephyr Technologies is wholly owned by Don Lindsey, the president and principal shareholder of the Company.  The notes carry an annual interest of 10% and are payable when declared due and payable by the holders after a period of not less than twenty-four months.  The note and unpaid interest is convertible, at the option of the holder, into shares of Company common stock at a conversion price of $4.00 per share subject to certain antidilution adjustments.  The effective dates of the notes are from November 2002 to June 2003.  The principal amount outstanding under the note is $400,000 on both November 30, 2003 and September 30, 2004.  No interest or principal has been paid or converted as of November 30, 2003 or September 30, 2004.

The Company entered into a series of Convertible Promissory Notes with various lenders. The notes carry an annual interest of 10% and are payable when declared due and payable by the holders after a period of not less than twenty-four months.  The notes and unpaid interest are convertible, at the option of the holders, into shares of Company common stock at a conversion price of $4.00 per share subject to certain antidilution adjustments.  The effective dates of the notes are from November 2002 and June 2003.  The principal amounts outstanding under the notes are approximately $743,000 and $1,043,000 on November 30, 2003 and September 30, 2004 respectively.  No interest or principal have been paid or converted as of November 30, 2003 or September 30, 2004.

Equipment Notes

The Company entered into a series of notes with a bank.  The notes are used to finance the purchase various pieces of capital equipment.  The notes carry annual interest of 5.75% to 7.63% and maturities of from twelve months to sixty months.  The notes are payable in monthly installments of principal and interest until fully paid.  The effective dates of the notes are from August 1, 1999 to March 1, 2004 with maturities of December 2003 to December 2005. The principal amounts of the notes outstanding are approximately $588,000 and $205,000 as of November 30, 2003 and September 30, 2004 respectively.

Other Notes

The Company entered into a Promissory Note with Zephyr Technologies, an entity wholly owned by the president and principal shareholder of the Company.  The effective date of the note is December 5, 2002.   The note calls for principal not to exceed $100,000 at an interest rate of prime plus 3%.  The initial amount of the note was $75,246.  The note calls for monthly payments of $3,000 beginning January 6, 2003 and continuing until paid in full.  The maturity date is January 6, 2004.  During the course of the note the Company failed to make monthly payments as provided by the note and the lender provided additional funds to the Company under the note with the principal and interest outstanding reaching $116,940.  Effective June 15, 2003 the lender and Company agreed to convert $100,000 of the note balance to a Note convertible into Company common stock.  The Company failed to pay the remaining outstanding balance of the note on the maturity date as called for in the note.  The lender allowed the Company to continue the note without penalty.  The principal amount of the note outstanding was approximately $12,000 and $14,000 on November 30, 2003 and September 30, 2004 respectively.

The Company entered into a Promissory Note with Teknet, Inc., an entity wholly owned by the president and principal shareholder of the Company, for $50,000.  The effective date of the note is December 1, 2001 with a maturity date of December 1, 2005.  The principal amount of the note outstanding is approximately $34,000 at November 30, 2003 and September 30, 2004.  The note was settled for approximately $24,000 in correlation with the Subsequent Event in Note 11.

The Company entered into a Promissory Note with Don Lindsey, president and principal shareholder of the Company.  The effective date of the note was September 20, 2002 in an initial amount of $27,000 at a rate of interest of 6% per annum. The note calls for monthly payments of principal and interest beginning December 1, 2002 and continuing until paid in full.  The principal amount of the note may be increased from time to time upon agreement by both parties. The principal amount of the note outstanding was approximately $4,000 and $0 on November 30, 2003 and September 30, 2004 respectively.

The Company entered into a Promissory Note with Steve Lindsey, an employee of the Company and brother of the president and principal shareholder of the Company, for $12,000.  The effective date of the note is January 21, 2004. The note calls for interest on the unpaid balance at a rate of 6% per annum and monthly payments of principal and interest beginning February 21, 2004 and continuing until paid in full.  No monthly payments were made as called for under terms of the note.  The principal amount of the note outstanding was $0 and $12,000 on November 30, 2003 and September 30, 2004 respectively.

On September 1, 1999 the Company entered into a non-compete agreement with Don Weeks.  Under the terms of the non-compete Mr. Weeks agreed not to compete with the Company in specific business involving ion implantation for a period of five years in exchange for a payment of $200,000.  The payment was evidenced by a note for $200,000 payable in equal monthly installments of $3,333 for a period of sixty months.  The principal amount of the note outstanding was $30,000 and $0 on November 30, 2003 and September 30, 2004 respectively.

On August 30, 1999 the Company entered into an Agreement For The Purchase of Business Assets with IICO Corporation, a corporation whose principal shareholders are Don Weeks and Diane Weeks.  The Agreement called for payment of approximately $96,000 with an initial payment of $13,000 and a Promissory Note with IICO Corporation in the amount of approximately $83,000 for the purchase of certain tangible and non-tangible assets of IICO Corporation.  Terms of the note call for equal monthly payments of $1,667 for a period of sixty months beginning with September 1, 1999.  The effective annual rate of interest on the outstanding balance is 8%. The note is secured by certain assets of the Company.   The principal amount of the note outstanding was approximately $18,000 and $0 on November 30, 2003 and September 30, 2004 respectively.

On September 1, 2002 the Company entered into a Factor Agreement with the Pauly Family Trust.  The agreement calls for the funding of $60,000 secured in general by the full faith and credit of the Company and specifically by the Company Accounts Receivable.  The agreement calls for the monthly payment of interest at an annual rate of 15% with a maturity at nine months following the date of funding.  The Company failed to make monthly interest as required by the agreement and failed to repay the principal at maturity.  The principal amount of the note outstanding was $60,000 and $60,000 on November 30, 2003 and September 30, 2004 respectively.

Long-term notes consist of the following as of:

	November 30, 2003	September 30, 2004

Equipment notes due to bank	$587,000	$205,000
Convertible notes due to Roland Lampert	50,000	150,000
Convertible notes due to Sunnyvale Industrial	511,000	711,000
Convertible note due to Walter Wriggins	132,000	132,000
Convertible notes due to Zephyr Technologies	400,000	400,000
Convertible note due to Dick Lee Corp.	183,000	149,000
Convertible note due to the Pauly Family Trust	50,000	50,000
Note due to Don Weeks	30,000	—
Note due to IICO Corporation	18,000	—
Note due to Don Lindsey	4,000	—
Note due to Steve Lindsey	—	12,000
Note due to Zephyr Technologies	12,000	14,000
Note due to the Pauly Family Trust	60,000	60,000
Discount on convertible debt	(43,000)	(19,000)
Totals	$1,994,000	$1,864,000

Aggregate principal paymnets due on long -term notes:

$Amount
Twelve months ended September 30,
2005	$1,798,960
2006	16,354
2007	15,789
2008	15,789
2009	15,789
Thereafter	1,319
$1,864,000

Lines of Credit

The Company entered into a $1,000,000 Factoring Line of Credit at an interest rate of prime plus 2.5% with its principal bank in September 2003.  The Factoring agreement calls for the bank to advance 80% of qualified sales invoices to the Company in exchange for a fee of 1% of each invoice advanced and interest.  The agreement contains covenants which must be reported monthly to the bank.  As of September 30, 2004, the Company was in violation of the net profit covenant; however, in a letter dated December 29, 2004 the bank issued a waiver of this default.  The amount of the advances outstanding was approximately $0 and $366,000 on November 30, 2003 and September 30, 2004, respectively.

The Company had entered into an agreement for a Line of Credit with its previous principal bank on April 1, 1996.  The term of the agreement was 84 months at a variable interest rate of 3.4 percentage points over the index.   On February 23, 2004 the Company and the bank agreed to terminate their relationship.  The Company paid down the outstanding Line of Credit by $300,000 with funds provided by their current primary lender and agreed to pay the balance in monthly installments of approximately $500, amortized over 120 months, at an annual interest rate of 10%, with the balance due in February, 2005.

11.       Preferred Stock

Series A convertible preferred stock.

On January 18, 2002 the Company completed a private placement of 67,000 shares of Series A Preferred Stock for an aggregate purchase price of $400,000 and entered into an agreement with the Series A Preferred Stockholders.

The holders of the Series A Preferred Stock are entitled to receive dividends in preference to any dividend on the common stock at the rate of 7% per annum, when and as declared by the Company’s board of directors.

Each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock.  The number of votes shall equal the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted.

The holders of the Series A Preferred Stock have the right to convert the Series A Preferred Stock, at any time into common stock, with an initial conversion rate of one-for-one.  The Company has reserved the shares of common stock to provide for the issuance upon conversion of the Series A Preferred Stock.  The Series A Preferred Stock shall automatically convert into common stock (A) immediately prior to the closing of a firm commitment underwritten public offering covering the offer and sale of Common Stock in which the aggregate public offering price equals or exceeds $15,000,000 and the public offering price per share equals or exceeds $17.91 per share, (B) immediately prior to a liquidation event in which the total amount to be distributed exceeds $15,000,000, or (C) upon the Company’s receipt of the written consent of holders of at least two-thirds (2/3) of the then outstanding shares of Preferred Stock to the conversion of all outstanding Preferred Stock.

The Series A Preferred Stock is redeemable at any time commencing on January 1, 2006 upon the written request of the holders of not less than a majority of the outstanding shares of each Series A Preferred.  The redemption price per share of each Series A Preferred Stock shall be equal to the original purchase price (as adjusted for any stock dividends, combinations or splits with respect to such shares). Plus any accumulated or declared, but unpaid dividends.

Series B convertible preferred stock

On May 31, 2002 the Company completed the private placement of 59,000 shares of Series B Preferred Stock for an aggregate purchase price of $500,000 and entered into an agreement with the Series B Preferred Stockholders.

Each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock.  The number of votes shall equal the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted.

The holders of the Series B Preferred Stock have the right to convert the Series B Preferred Stock, at any time into common stock, with an initial conversion rate of one-for-one.  The Company has reserved the shares of common stock to provide for the issuance upon conversion of the Series B Preferred Stock.  The Series B Preferred Stock shall automatically convert into common stock (A) immediately prior to the closing of a firm commitment underwritten public offering covering the offer and sale of Common Stock in which the aggregate public offering price equals or exceeds $15,000,000 and the public offering price per share equals or exceeds $17.91 per share, (B) immediately prior to a liquidation event in which the total amount to be distributed exceeds $15,000,000, or (C) upon the Company’s receipt of the written consent of holders of at least two-thirds (2/3) of the then outstanding shares of Preferred Stock to the conversion of all outstanding Preferred Stock.

The Series B Preferred Stock is redeemable at any time commencing on January 1, 2006 upon the written request of the holders of not less than a majority of the outstanding shares of each Series B Preferred.  The redemption price per share of each Series B Preferred Stock shall be equal to the original purchase price (as adjusted for any stock dividends, combinations or splits with respect to such shares). Plus any accumulated or declared, but unpaid dividends.

12.       Subsequent Events

On October 13, 2004, Implant Sciences Corporation (“Implant”) entered into a definitive agreement (the “Merger Agreement”) to acquire all of the capital stock of the Company.  The transaction is being structured as a reorganization of Core with and into a newly formed, wholly-owned subsidiary (“Merger Sub”) of Implant (the “Transaction”). As part of the Transaction, Implant will issue to the former stockholders of the Company consideration consisting of shares of Implant’s common stock, par value $0.10 per share (“Common Stock”) equal in value to $3,250,000 (“Stock Consideration”), and $2,000,000 in cash (“Cash Consideration”).  October 15, 2004 (“Closing Date”), Implant completed the acquisition of the Company.  In connection with the Transaction, Implant issued 311,437 shares of its Common Stock as the Stock Consideration and $2,000,000 in cash, to the Company Stockholders.

The holders of the shares of Common Stock comprising the Stock Consideration have agreed not to sell any of their shares of Common Stock for a period six (6) months from the Closing Date (“Lock-Up Period”).  Pursuant to the terms of the Merger Agreement, the shares of Common Stock comprising the Stock Consideration will be adjusted in the event Implant’s stock price at the end of the Lock-Up Period is either greater than twenty-five percent (25%) higher or lower than $10.4355 per share.  In addition, the Merger Agreement includes an Earnout provision equal to the Company’s earnings before taxes, depreciation and amortization for the twelve (12) month period beginning on October 13, 2004 (the “Earnout”), the execution date of the Merger Agreement, and ending on October 12, 2005 (“Earnout Period”), which will be paid in the form of additional shares of Implant’s Common Stock. The number of shares to be issued in connection with the Earnout (the “Earnout Shares”), if any, will be calculated by dividing the dollar amount of the Earnout by the twenty (20) day average closing price of Implant’s Common Stock prior to the end of the Earnout Period (the “Earnout Share Price”).  The Earnout Shares will also be subject to a six (6) month lock-up, beginning on October 13, 2005, and will be adjusted in the event Implant’s stock price is either greater than twenty-five percent (25%) higher or lower than the Earnout Share Price at the end of the Earnout lock-up period.  Implant has agreed to use its “best-efforts” to file a registration statement with the Securities and Exchange Commission, registering the resale of all of the shares of Common Stock included in the Stock Consideration within six (6) months from the Closing Date.

Additionally, pursuant to the terms of the Merger Agreement, ten percent (10%) of each of the Stock Consideration and the Cash Consideration has been heldback by Implant, pursuant to a holdback agreement (“Holdback Agreement”), for a period of twelve (12) months from the Closing Date (“Holdback Period”) for the purpose of settling any undisclosed liabilities that may be discovered by Implant during the Holdback Period, for indemnification of any breach of the representations and warranties made by the Company and its primary stockholder in the Merger Agreement, and for other potential expenses related to the Transaction.

As part of the closing, Donald W. Lindsey, the founder and CEO of the Company, has entered into a consulting agreement with the Merger Sub for a period of one year beginning on the Closing Date, whereby he will be required to perform technical and related consulting services with respect to the Merger Sub’s business.  Walt Wriggins, the Company’s Vice President of Business Development/Operations has entered into a one-year employment agreement with Implant’s wholly-owned Merger Sub and has been named Vice President of Business Development/Operations of the Merger Sub.